UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard Suite 6000 West
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2024, Entravision Digital Holdings, LLC (the “Seller”), a wholly-owned subsidiary of Entravision Communications Corporation (the “Company”), entered into an agreement to sell its equity interests in MediaDonuts Pte. Ltd. ("MediaDonuts") and Redmas Ventures S.L. ("Redmas", and collectively with MediaDonuts, the "Target Companies") to IMS Internet Media Services, Inc. ("IMS"), pursuant to an Equity Purchase Agreement entered into on the same date (the “Purchase Agreement”) among the Seller, the Company and IMS. The Target Companies and their subsidiaries collectively do business as part of Entravision Global Partners, the Company's digital commercial partnerships business, in certain countries in Asia and Latin America. IMS is an affiliate of Aleph Group, a global digital advertising company.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, IMS agreed to purchase (the “Purchase”) 100% of the issued and outstanding shares of Target Companies for a total purchase price of approximately $16.4 million in cash, subject to adjustments for working capital and other items. The Purchase Agreement also contains representations, warranties, covenants, and indemnities of the parties thereto.

The Purchase is expected to close on or around June 28, 2024 ("Closing"), following the satisfaction of, and subject to, customary closing conditions.

On June 13, 2024, the Seller and the Company also entered into an Assignment, Assumption and Release Agreement (the "Assignment") with IMS and the parties who sold MediaDonuts to the Seller on July 1, 2021 (the "MediaDonuts Founders"). Pursuant to the Assignment, the parties thereto agreed, at Closing, for the Seller and the Company to assign to IMS that Earn-Out Agreement dated July 1, 2021 between the Seller, the Company and the MediaDonuts Founders (the "Earn-Out Agreement").

Subject to the terms of the Earn-Out Agreement, the MediaDonuts Founders are owed an amount in April 2025 based on a pre-determined multiple of EBITDA for each of calendar years 2023 and 2024. Pursuant to the Assignment, and concurrent with Closing, (i) the Seller agreed to pay to the MediaDonuts Founders an aggregate amount of $6.5 million, and (ii) upon receipt of the payment described in (i), the MediaDonuts Founders agreed that the Seller and the Company shall have no further obligations under the Earn-Out Agreement. The Assignment terminates in the event the Purchase Agreement terminates prior to Closing.

The foregoing summary of the Purchase Agreement and the Assignment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference. The foregoing summary of the Earn-Out Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which was attached to the Company's Current Report on Form 8-K filed on July 6, 2021, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 14, 2024, the Company issued a press release regarding the events described in Item 1.01 and Item 1.02. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration document or other document filed by the Company.

Item 9.01 Financial Statements and Exhibits.

10.1	Equity Purchase Agreement by and among Entravision Digital Holdings, LLC, Entravision Communications Corporation (solely for purposes of Section 6.2) and IMS Internet Media Services, Inc.
10.2

Assignment, Assumption and Release Agreement by and among Entravision Digital Holdings, LLC, Entravision Communications Corporation, IMS Internet Media Services, Inc. and the MediaDonuts seller parties thereto

99.1	Press Release issued on June 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entravision Communications Corporation

Date:	June 14, 2024	By:	/s/ Michael Christenson
Michael Christenson, Chief Executive Officer